Exhibit 99.1

Filed by W. P. Carey & Co. LLC

Pursuant to Rule 425 under the Securities Act of 1933

and deemed filed pursuant to Rule 14a-12 of the Securities Exchange Act of 1934

Subject Company: W. P. Carey & Co. LLC

(Commission File Number: 001-13779)

FOR IMMEDIATE RELEASE

COMPANY CONTACT:	PRESS CONTACT:
Cheryl Sanclemente	Guy Lawrence
W. P. Carey & Co. LLC	Ross & Lawrence
212-492-8995	212-308-3333
csanclemente@wpcarey.com	gblawrence@rosslawpr.com

W. P. Carey Announces First Quarter 2012 Financial Results

New York, NY – May 7, 2012 – Investment firm W. P. Carey & Co. LLC (NYSE: WPC) today reported financial results for the first quarter ended March 31, 2012.

QUARTERLY RESULTS

•	Funds from operations—as adjusted (AFFO) totaled $40.1 million or $0.99 per diluted share in the first quarter of 2012 compared to $39.1 million or $0.97 for the first quarter of 2011.

•

The company recorded cash used in operating activities for the three months ended March 31, 2012 of $4.1 million and cash flow from operating activities of $6.7 million for the comparable prior year period, while adjusted cash flow from operating activities was $36.7 million in the first quarter of 2012 compared to $24.2 million in the first quarter last year.

•

Total revenues net of reimbursed expenses for the first quarter of 2012 decreased to $50.7 million from $58.2 million for the first quarter of 2011. Reimbursed expenses are excluded from total revenues because they have no impact on net income.

•	Net Income for the first quarter of 2012 was $12.3 million, compared to $23.3 million for the same period in 2011.

•	We received approximately $8.1 million in cash distributions from our equity ownership in the CPA® REITs for the quarter ended March 31, 2012.

•	Further information concerning AFFO and adjusted cash flow from operating activities—non-GAAP supplemental performance metrics—is presented in the accompanying tables.

PROPOSED CONVERSION TO REIT AND MERGER WITH CPA®:15

•

On February 21, 2012, we announced that our Board of Directors had approved our conversion to a real estate investment trust (“REIT”) and that our Board of Directors and the Board of Directors of our publicly held, non-traded REIT affiliate, Corporate Property Associates 15 Incorporated (“CPA®:15”), had unanimously approved a definitive merger agreement pursuant to which W. P. Carey will acquire CPA®:15 immediately following the REIT conversion. These transactions are subject to requisite shareholder approvals and other closing conditions. If the proposed merger is approved and the other closing conditions are satisfied, we currently expect that the closing will occur by the third quarter of 2012, although there can be no assurance of such timing.

CPA® :17—GLOBAL ACTIVITY

•

CPA®:17—Global’s follow-on offering was declared effective by the SEC in April 2011, and its initial public offering was terminated. We have raised more than $2.1 billion on behalf of CPA®:17—Global since beginning fundraising in December 2007. The follow-on offering is for up to an additional $1 billion of CPA®:17—Global’s common stock.

•	Investment volume for CPA®:17—Global in the first quarter of 2012 was approximately $171.7 million compared to $345 million in the prior year period.

•

In the first quarter of 2012, we completed a sale-leaseback with Blue Cross and Blue Shield of Minnesota, which included the acquisition of eight office facilities totaling approximately 1.1 million square feet.

•

In April 2012, we agreed to provide a EUR 20 million ($26 million) construction financing package for Nippon Sheet Glass Co., Ltd (“NSG Group”) to develop a 377,500 square foot warehouse facility in Poland.

CAREY WATERMARK INVESTORS ACTIVITY

•	From the beginning of its initial public offering, our lodging-focused non-traded REIT offering has raised more than $59 million.

•

In the second quarter of 2012, Carey Watermark Investors’ joint venture with HRI Properties completed an agreement with Hard Rock International, owner of the Hard Rock Cafe brand, to lease an approximately 10,000 square foot location in the Chateau Bourbon Hotel.

ASSETS UNDER OWNERSHIP AND MANAGEMENT

•	W. P. Carey is the advisor to the CPA® REITs and CWI, which had aggregate real estate assets of $9.5 billion and total assets of $10.0 billion as of March 31, 2012.

•

As of March 31, 2012, the occupancy rate of W. P. Carey’s 12 million square foot owned portfolio was approximately 93%. In addition, for the 107 million square feet owned by the CPA® REITs, the average occupancy rate was approximately 98% at that date.

DISTRIBUTIONS

•

The Board of Directors raised the quarterly cash distribution to $ 0.565 per share for the first quarter of 2012. The distribution—our 44th consecutive quarterly increase—was paid on April 16, 2012 to shareholders of record as of March 31, 2012. Together with its CPA® programs, W. P. Carey has paid more than $4 billion in distributions to its investors.

Trevor Bond, President and Chief Executive Officer, noted, “ Our first quarter results demonstrate the continued solidity of our business model: adjusted cash flow from operating activities increased from 2011’s first quarter, despite lower investment volume relative to the same period from last year. Variation in investment activity between quarters is not unusual in our sector, and we continue to see attractive opportunities. While the current vagaries of the global financial markets remain a concern, our investments are diversified and long-term in nature, and we believe that adhering to established, conservative investment criteria will enable us to continue providing steady income and preservation of capital to our shareholders and investors in our CPA® funds.”

CONFERENCE CALL & WEBCAST

Please call at least 10 minutes prior to call to register.

Time: Monday, May 7, 2012 at 11:00 AM (ET)

Call-in Number: 800-860-2442

(International) +1-412-858-4600

Webcast: www.wpcarey.com/earnings

Podcast: www.wpcarey.com/podcast

Available after 2:00 PM (ET)

Replay Number: 877-344-7529

(International) +1-412-317-0088

Replay Passcode: 10013384#

Replay Available until May 22, 2012 at 9:00 AM (ET).

W. P. Carey & Co. LLC

W. P. Carey & Co. LLC (NYSE: WPC) is an investment management company that provides long term sale leaseback and build to suit financing for companies worldwide and manages a global investment portfolio of approximately $12 billion. Publicly traded on the New York Stock Exchange (WPC), W. P. Carey and its CPA® series of non-traded REITs help companies and private equity firms unlock capital tied up in real estate assets. The W. P. Carey Group’s investments are highly diversified, comprising contractual agreements with approximately 284 long term corporate tenants spanning 28 industries and 18 countries. http://www.wpcarey.com

Individuals interested in receiving future updates on W. P. Carey via e-mail can register at www.wpcarey.com/alerts.

This press release contains forward-looking statements within the meaning of the Federal securities laws. A number of factors could cause the Company’s actual results, performance or achievement to differ materially from those anticipated. Among those risks, trends and uncertainties are the general economic climate; the supply of and demand for office and industrial properties; interest rate levels; the availability of financing; and other risks associated with the acquisition and ownership of properties, including risks that the tenants will not pay rent, or that costs may be greater than anticipated. An example of forward-looking statements, include, but are not limited to, the statements made by Mr. Bond. For further information on factors that could impact the Company, reference is made to the Company’s filings with the Securities and Exchange Commission.

W. P. CAREY & CO. LLC

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2012	2011
Revenues
Asset management revenue	$15,602	$19,820
Structuring revenue	7,638	15,945
Wholesaling revenue	3,787	3,280
Reimbursed costs from affiliates	18,737	17,719
Lease revenues	17,653	13,872
Other real estate income	5,992	5,283

	69,409	75,919

Operating Expenses
General and administrative	(26,909)	(21,323)
Reimbursable costs	(18,737)	(17,719)
Depreciation and amortization	(6,864)	(4,680)
Property expenses	(2,698)	(3,049)
Other real estate expenses	(2,499)	(2,557)
Impairment charges	(3,299)	—

	(61,006)	(49,328)

Other Income and Expenses
Other interest income	503	675
Income from equity investments in real estate and the REITs	13,986	6,216
Other income and (expenses)	306	481
Interest expense	(7,345)	(4,316)

	7,450	3,056

Income from continuing operations before income taxes	15,853	29,647
Provision for income taxes	(1,695)	(7,567)

Income from continuing operations	14,158	22,080

Discontinued Operations
Income from operations of discontinued properties	117	755
(Loss) gain on sale of real estate	(181)	781
Impairment charge	(2,425)	—

(Loss) income from discontinued operations	(2,489)	1,536

Net Income	11,669	23,616
Add: Net loss attributable to noncontrolling interests	578	330
Less: Net loss (income) attributable to redeemable noncontrolling interest	43	(603)

Net Income Attributable to W. P. Carey Members	$12,290	$23,343

Basic Earnings Per Share
Income from continuing operations attributable to W. P. Carey members	$0.36	$0.54
(Loss) income from discontinued operations attributable to W. P. Carey members	(0.06)	0.04

Net income attributable to W. P. Carey members	$0.30	$0.58

Diluted Earnings Per Share
Income from continuing operations attributable to W. P. Carey members	$0.36	$0.54
(Loss) income from discontinued operations attributable to W. P. Carey members	(0.06)	0.04

Net income attributable to W. P. Carey members	$0.30	$0.58

Weighted Average Shares Outstanding
Basic	40,037,496	39,738,207

Diluted	40,487,652	40,242,706

Amounts Attributable to W. P. Carey Members
Income from continuing operations, net of tax	$14,779	$21,807
(Loss) income from discontinued operations, net of tax	(2,489)	1,536

Net income	$12,290	$23,343

Distributions Declared Per Share	$0.565	$0.512

W. P. CAREY & CO. LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands)

	Three Months Ended March 31,
	2012	2011
Cash Flows — Operating Activities
Net income	$11,669	$23,616
Adjustments to net income:
Depreciation and amortization, including intangible assets and deferred financing costs	7,881	5,457
Income from equity investments in real estate and the REITs (in excess of) less than distributions received	(1,716)	265
Straight-line rent and financing lease adjustments	(1,135)	(373)
Amortization of deferred revenue	(2,359)	—
Loss (gain) on sale of real estate	181	(781)
Unrealized gain on foreign currency transactions and others	(212)	(210)
Realized gain on foreign currency transactions and others	(75)	(213)
Management income received in shares of affiliates	(6,889)	(10,083)
Impairment charges	5,724	—
Stock-based compensation expense	5,261	2,451
Deferred acquisition revenue received	8,722	11,103
Increase in structuring revenue receivable	(3,916)	(7,305)
Decrease in income taxes, net	(5,663)	(1,956)
Net changes in other operating assets and liabilities	(21,533)	(15,285)

Net cash (used in) provided by operating activities	(4,060)	6,686

Cash Flows — Investing Activities
Distributions received from equity investments in real estate and the REITs in excess of equity income	7,370	2,795
Capital contributions to equity investments	(90)	(2,297)
Capital expenditures	(1,481)	(880)
Proceeds from sale of real estate	2,422	9,187
Proceeds from sale of securities	11	120
Funds placed in escrow	(722)	(148)
Funds released from escrow	1,954	363

Net cash provided by investing activities	9,464	9,140

Cash Flows — Financing Activities
Distributions paid	(22,792)	(20,259)
Contributions from noncontrolling interests	750	617
Distributions paid to noncontrolling interests	(992)	(1,425)
Scheduled payments of mortgage principal	(2,357)	(7,294)
Proceeds from mortgage financing	—	1,135
Proceeds from line of credit	15,000	90,000
Repayments of line of credit	—	(110,000)
(Payment) refund of financing costs	(75)	53
Proceeds from issuance of shares	4,249	—
Payment of tax withholding liability related to stock-based compensation awards	(2,553)	—
Windfall tax benefit associated with stock-based compensation awards	4,597	293

Net cash used in financing activities	(4,173)	(46,880)

Change in Cash and Cash Equivalents During the Period
Effect of exchange rate changes on cash	185	439

Net increase (decrease) in cash and cash equivalents	1,416	(30,615)
Cash and cash equivalents, beginning of period	29,297	64,693

Cash and cash equivalents, end of period	$30,713	$34,078

W. P. CAREY & CO. LLC

Financial Highlights (Unaudited)

(in thousands, except per share amounts)

These financial highlights include non-GAAP financial measures, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), funds from operations – as adjusted (“AFFO”) and adjusted cash flow from operating activities. A description of these non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures is provided on the following pages.

	Three Months Ended March 31,
	2012	2011
EBITDA
Investment management	$12,719	$21,359
Real estate ownership	15,921	19,513

Total	$28,640	$40,872

AFFO
Investment management	$18,015	$20,650
Real estate ownership	22,054	18,492

Total	$40,069	$39,142

EBITDA Per Share (Diluted)
Investment management	$0.32	$0.53
Real estate ownership	0.39	0.49

Total	$0.71	$1.02

AFFO Per Share (Diluted)
Investment management	$0.44	$0.51
Real estate ownership	0.55	0.46

Total	$0.99	$0.97

Adjusted Cash Flow From Operating Activities
Adjusted cash flow	$36,666	$24,226

Adjusted cash flow per share (diluted)	$0.91	$0.60

Distributions declared per share	$0.565	$0.512

Payout ratio (distributions per share/adjusted cash flow per share)	62%	85%

W. P. CAREY & CO. LLC

Reconciliation of Net Income to EBITDA (Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2012	2011
Investment Management
Net income from investment management attributable to W. P. Carey members	$11,159	$13,177
Adjustments:
Provision for income taxes	622	7,380
Depreciation and amortization	938	802

EBITDA — investment management	$12,719	$21,359

EBITDA per share (diluted)	$0.32	$0.53

Real Estate Ownership
Net income from real estate ownership attributable to W. P. Carey members	$1,131	$10,166
Adjustments:
Interest expense	7,345	4,316
Provision for income taxes	1,073	187
Depreciation and amortization	5,926	3,878
Reconciling items attributable to discontinued operations	446	966

EBITDA — real estate ownership	$15,921	$19,513

EBITDA per share (diluted)	$0.39	$0.49

Total Company
EBITDA	$28,640	$40,872

EBITDA per share (diluted)	$0.71	$1.02

Diluted weighted average shares outstanding	40,487,652	40,242,706

Non-GAAP Financial Disclosure

EBITDA as disclosed represents earnings before interest, taxes, depreciation and amortization. We believe that EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of our business segments, although it does not represent net income that is computed in accordance with GAAP, because it removes the impact of our capital structure and asset base from our operating results and because it is helpful when comparing our operating performance to that of companies in our industry without regard to such items, which can vary substantially from company to company. Accordingly, EBITDA should not be considered as an alternative to net income as an indicator of our financial performance. EBITDA may not be comparable to similarly titled measures of other companies. Therefore, we use EBITDA as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies, and determine executive compensation.

W. P. CAREY & CO. LLC

Reconciliation of Net Income to Funds From Operations –– as adjusted (AFFO) (Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2012	2011
Investment Management
Net Income from investment management attributable to W. P. Carey members	$11,159	$13,177

FFO—as defined by NAREIT (a)	11,159	13,177

Adjustments:
Amortization and other non-cash charges	7,561	7,473
Amortization of deferred financing costs	283	—
Merger Expenses	837	—
Proportionate share of adjustments to equity in net income of partially owned entities to arrive at AFFO:
AFFO adjustments to equity earnings from equity investments	(1,825)	—

Total adjustments	6,856	7,473

AFFO—Investment Management	$18,015	$20,650

Real Estate Ownership
Net Income from real estate ownership attributable to W. P. Carey members	$1,131	$10,166
Adjustments:
Depreciation and amortization of real property	6,147	4,475
Impairment charges	5,724	—
Loss (gain) on sale of real estate, net	181	(781)
Proportionate share of adjustments to equity in net income of partially owned entities to arrive at FFO:
Depreciation and amortization of real property	898	1,548
Impairment charges	—	1,090
Loss (gain) on sale of real estate, net	142	—
Proportionate share of adjustments for noncontrolling interests to arrive at FFO	(434)	(196)

Total adjustments	12,658	6,136

FFO—as defined by NAREIT (a)	13,789	16,302

Adjustments:
Other depreciation, amortization and non-cash charges	(669)	(635)
Amortization of deferred financing costs	464	—
Straight-line and other rent adjustments	(1,115)	(417)
Merger Expenses	1,266	—
Proportionate share of adjustments to equity in net income of partially owned entities to arrive at AFFO:
Other depreciation, amortization and non-cash charges	—	—
Straight-line and other rent adjustments	(413)	(622)
AFFO adjustments to equity earnings from equity investments	8,751	3,778
Proportionate share of adjustments for noncontrolling interests to arrive at AFFO	(19)	86

Total adjustments	8,265	2,190

AFFO—Real Estate Ownership	$22,054	$18,492

Total Company
FFO—as defined by NAREIT	$24,948	$29,479

FFO—as defined by NAREIT per share (diluted)	$0.62	$0.73

AFFO	$40,069	$39,142

AFFO per share (diluted)	$0.99	$0.97

Diluted weighted average shares outstanding	40,487,652	40,242,706

(a)	The SEC Staff has recently advised that they take no position on the inclusion or exclusion of impairment write-downs in arriving at Funds From Operations (“FFO”). Since 2003, the National Association of Real Estate Investment Trusts (“NAREIT”) has taken the position that the exclusion of impairment charges is consistent with its definition of FFO. Accordingly, we have revised our computation of FFO to exclude impairment charges, if any, in arriving at FFO for all periods presented.

Non-GAAP Financial Disclosure

FFO is a non-GAAP measure defined by NAREIT. NAREIT defines FFO as net income or loss (as computed in accordance with GAAP) excluding: depreciation and amortization expense from real estate assets, impairment charges on real estate, gains or losses from sales of depreciated real estate assets and extraordinary items; however, FFO related to assets held for sale, sold or otherwise transferred and included in the results of discontinued operations are included. These adjustments also incorporate the pro rata share of unconsolidated subsidiaries. FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers. Although NAREIT has published this definition of FFO, companies often modify this definition as they seek to provide financial measures that meaningfully reflect their distinctive operations.

We modify the NAREIT computation of FFO to include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of intangibles, deferred income tax benefits and expenses, straight-line rents, stock compensation, gains or losses from extinguishment of debt and deconsolidation of subsidiaries and unrealized foreign currency exchange gains and losses. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income as they are not the primary drivers in our decision making process. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows, and we therefore use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies, and determine executive compensation.

We believe that AFFO is a useful supplemental measure for investors to consider because it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations.

W. P. CAREY & CO. LLC

Adjusted Cash Flow from Operating Activities (Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2012	2011
Summarized cash flow information:
Cash flow (used in) provided by operating activities	$(4,060)	$6,686

Cash flow provided by investing activities	$9,464	$9,140

Cash flow used in financing activities	$(4,173)	$(46,880)

Reconciliation of adjusted cash flow from operating activities:
Cash flow (used in) provided by operating activities	$(4,060)	$6,686
Adjustments:
Distributions received from equity investments in real estate in excess of equity income (a)	7,281	1,888
Contributions from (distributions paid to) noncontrolling interests, net (b)	(247)	(815)
Changes in working capital (c)	33,692	16,467

Adjusted cash flow from operating activities (inclusive of merger costs totaling $2.1 million in 2012)	$36,666	$24,226

Adjusted cash flow per share (diluted)	$0.91	$0.60

Distributions declared per share	$0.565	$0.512

Payout ratio (distributions per share/adjusted cash flow per share)	62%	85%

Diluted weighted average shares outstanding	40,487,652	40,242,706

(a)

We take a substantial portion of our asset management revenue in shares of the CPA® REIT funds. To the extent we receive distributions in excess of the equity income that we recognize, we include such amounts in our evaluation of cash flow from core operations.

(b)	Represents noncontrolling interests’ share of distributions made by ventures that we consolidate in our financial statements.
(c)	Timing differences arising from the payment of certain liabilities and the receipt of certain receivables in a period other than that in which the item is recognized in determining net income may distort the actual cash flow that our core operations generate. We adjust our GAAP cash flow from operating activities to record such amounts in the period in which the item was actually recognized.

Non-GAAP Financial Disclosure

Adjusted cash flow from operating activities refers to our cash provided by operating activities, as determined in accordance with GAAP, adjusted primarily to reflect timing differences between the period an expense is incurred and paid, to add cash distributions that we receive from our investments in unconsolidated real estate joint ventures in excess of our equity investment in the joint ventures, and to subtract cash distributions that we make to our noncontrolling partners in real estate joint ventures that we consolidate. We hold a number of interests in real estate joint ventures, and we believe that adjusting our GAAP cash provided by operating activities to reflect these actual cash receipts and cash payments may give investors a more accurate picture of our actual cash flow than GAAP cash provided by operating activities alone and that it is a useful supplemental measure for investors to consider. We also believe that adjusted cash flow from operating activities is a useful supplemental measure for assessing the cash flow generated from our core operations, and we use this measure when evaluating distributions to shareholders and as one measure of our operating performance when we determine executive compensation. Adjusted cash flow from operating activities should not be considered as an alternative to cash provided by operating activities computed on a GAAP basis as a measure of our liquidity. Adjusted cash flow from operating activities may not be comparable to similarly titled measures of other companies.

W. P. CAREY & CO. LLC

Selected Investment Management Fees and Distributions (Unaudited)

(in thousands)

	Asset Management Revenue
Three Months Ended March 31, 2012	Base Asset Management Revenue	Performance Revenue	Distributions of Available Cash	Total
CPA®:15	3,137	—	—	3,137
CPA®:16 - Global	4,701	3,137	4,281	12,119
CPA®:17 - Global	4,553	—	2,693	7,246
CWI/Other	74	—	—	74

Total	$12,465	$3,137	$6,974	$22,576

Three Months Ended March 31, 2011
Total	$11,345	$8,475	$1,815	$21,635